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                                                           EXHIBIT 99.F (CE)
                                                           -----------------


                                 AWARD AGREEMENT
                                 ---------------
                          (Non-Qualified Stock Option)

               This Award Agreement is made as of the 30th day of
                                                      ----
     September, 1993, between BALLY MANUFACTURING CORPORATION, a Delaware
     ---------
     corporation (hereinafter called the "Company") and ARTHUR M. GOLDBERG, an employee of the Company (hereinafter called the "Employee").
               WHEREAS, the Company has heretofore adopted the 1989 Incentive Plan, as amended from time to time, (the "Plan");
               WHEREAS, it is a requirement of the Plan that an award agreement be executed to evidence the Non-Qualified Stock Option (the "Award") granted to the Employee; and
               WHEREAS, as a condition of the grant of the Option, the Employee must consent to the cancellation of the Options to acquire 450,000 shares of the Common Stock, $.66 2/3 par value, of the Company ("Shares") at a price of $9.625 per Share which were granted to him under the Plan on June 23, 1993 (the "June 23 Options").
               NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:










































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               1.  Grant of Award.  The Company hereby grants to the
                   --------------
     Employee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of 450,000 Shares (such number being subject to adjustment as set forth herein and in the
     Plan) on the terms and conditions set forth herein and in the Plan. Notwithstanding anything to the contrary in this Award Agreement, the grant of the Option is conditioned on (i) the approval by the shareholders of the Company of Amendment No. ___ to the Plan, (ii) the approval by the shareholders of the Company of amendments increasing the number of Shares authorized to be issued under the Plan in the aggregate to 5,300,000 Shares, and (iii) the Employee's consent to the cancellation of the June 23 Options. The execution of this Award Agreement by the Employee shall evidence his consent to the cancellation of the June 23 Option.

               2.  Type of Option.  The Option granted under this Award
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     Agreement is a Non-Qualified Stock Option and shall not be treated by the Company or the Employee as an Incentive Stock Option for federal income tax purposes.

               3. Purchase Price.  The option price of the Shares covered
                  --------------
     by the Option is $9.625 per Share.













































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               4.  Term of Award.
                   -------------
                    (a)  The term of the Award shall be for a period of ten
               (10) years from the date of this Agreement, subject to earlier termination as hereinafter provided, and
                    (b)  Prior to its expiration or termination, and except
               as hereinafter provided, the Award may be exercised within the following time limitations:
                         (i)  After one year from the date of this
                    Agreement, it may be exercised as to not more than one-third (1/3) of the Shares originally subject to the Option.
                         (ii)  After two years from the date of this
                    Agreement, it may be exercised as to not more than an aggregate of two-thirds (2/3) of the Shares originally subject to the Option.
                         (iii)  After three years from the date of this
                    Agreement, it may be exercised as to any part or all of the Shares originally subject to the Option.
                    (c)  Notwithstanding anything to the contrary in this
               Award Agreement, the Employee may not exercise the Award (or any portion thereof) prior to the approval of the Amendment dated September 30, 1993 and the amendments increasing the number of Shares authorized












































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               to be issued under the Plan in the aggregate to 5,300,000
               Shares by the shareholders of the Company.

               5.   Exercise of Award.
                    -----------------
                    (a) In order to exercise the Award, the person or persons entitled to exercise it shall deliver to the Treasurer of the Company written notice of the number of full Shares with respect to which the Award is to be exercised. Unless the Company, in its discretion, establishes "cashless exercise" procedures pursuant to
               Section 10.2 of the Plan, and unless the Committee, in its discretion, permits the person or persons entitled to exercise the Award to utilize such "cashless exercise" procedures, the notice shall be accompanied by payment in full for any Shares being purchased. Such payment shall be in cash, or, upon approval of the Committee, by certificates of Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value on the date of exercise, or upon approval of the Committee, by a combination of cash and Shares. No fractional Shares shall be issued.
                    (b) No Shares shall be issued until full payment therefor has been made, and Employee shall have none of














































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               the rights of a shareholder in respect of such Shares until they are so issued.

               6.  Nontransferability.  The Award shall not be transferable
                   ------------------
     otherwise than by will or the laws of descent and distribution, and the Award may be exercised, during the lifetime of the Employee, only by him or her.

               7.  Termination of Employment.  In the event that the
                   -------------------------
     employment of the Employee shall be terminated (otherwise than by reason of death, disability or retirement), the Award may be exercised by the Employee (to the extent that he or she shall have been entitled to do so at the termination of his or her employment) at any time within three (3) months after such termination, but not beyond the original term thereof. So long as the Employee shall continue to be an employee of the Company or one or more of its Subsidiaries, the Award shall not be affected by any change of duties or position. Nothing in this Award Agreement shall confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate his or her employment at any time. Anything herein contained to the contrary notwithstanding, in the event of any termination of the Employee's employment for cause, the Award, to the extent not theretofore exercised, shall forthwith terminate.










































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               8.  Death of Employee.  If the Employee shall die while he
                   -----------------
     or she shall be employed by the Company or one or more of its Subsidiaries or within three (3) months after the termination of his or her employment, the Award may be exercised in full by a legatee or legatees of the Employee under his or her last will, or by his or her personal representatives or distributees, at any time with one (1) year after his or her death, but not beyond the original term of the Award.

               9.  Disability of Employee.  If the employment of the
                   ----------------------
     Employee shall terminate on account of his or her having become "disabled", as defined in Section 22(e)(3) of the Code, the Award may be exercised in full at the termination of his or her employment on account of his or her becoming disabled, at any time within one (1) year after the date on which his or her employment terminated, but not beyond the original term of the Award.

               10.  Retirement of Employee.  If the employment of the
                    ----------------------
     Employee shall terminate by reason of retirement entitling the Employee to benefits under the provisions of any retirement plan of the Company or a Subsidiary in which the Employee participates (or if no such plan then exists, at or after age sixty-five (65)), the Award may be exercised in full at any time within one (1) year after the date on which his or her employment terminated, but not beyond the original term of the Award.














































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               11.  Taxes.
                    -----
                    (a) The Company shall have the right to require an Employee entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to with-hold with respect to such Shares before the certificates for such Shares is delivered pursuant to the Award. The Company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash or Shares or otherwise to the Employee.
                    (b) An Employee who is subject to Section 16(b) of the Securities and Exchange Act of 1934 ("Section 16(b)") at the time of exercise may satisfy his tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option, if such Employee makes an irrevocable election, by way of a written statement in a form acceptable to the Committee, at least six (6) months before the date such tax liability is determined or if the exercise of the option occurs during any Window Period or in any other manner which meets the requirements for exemption pursuant to Section 16(b) and the regulations thereunder.


















































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               12.  Changes in Capital Structure.  In the event of changes
                    ----------------------------
     in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of Shares, separations, reorganizations, liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding Shares or similar transactions, the number and class of Shares subject to the Award hereby granted and the option price thereof shall be correspondingly equitably adjusted by the Committee as it shall decide in its sole discretion.

               13.  Securities Law Compliance.  The Award may not be
                    -------------------------
     exercised and the Company shall not be required to issue any Shares hereunder if such issuance would, in the judgment of the Board or the Committee, constitute a violation of any state of federal law, or of the rules or regulations of any government regulatory body, or any securities exchange. The Company may, in its sole discretion, require Employee to furnish the Company with appropriate representations and a written investment agreement prior to the exercise of the Award and the delivery of any Shares pursuant to the Award.

               14.  Incorporation of Provisions of the Plan.  All of the
                    ---------------------------------------
     provisions of the Plan, pursuant to which this award is granted, are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Award Agreement and the terms contained









































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     in the Plan, the Plan shall control.  To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in the Plan.
               IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his or her hand, all on the day and year first above written.

                                   BALLY MANUFACTURING
                                     CORPORATION



                                   By: /s/ Carol Stone DePaul
                                      ---------------------------
                                        Secretary


                                    /s/ Arthur M. Goldberg
                                   ------------------------------
                                        Employee